UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 1, 2017 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 1, 2017, the Compensation Committee of the Board of Directors of Heska Corporation (the “Company”) authorized and approved, based in part upon the historical performance of Mr. Kevin S. Wilson, the Company’s Chief Executive Officer and President, an immediate increase to Mr. Wilson’s annual salary to $600,000 per year and the issuance to Mr. Wilson of 45,000 restricted shares of the Company’s Public Common Stock under the Company’s 1997 Stock Incentive Plan, as amended, which shares are subject to the restrictions and other terms set forth in a Restricted Stock Grant Agreement between the Company and Mr. Wilson attached hereto exhibit 99.1 (the “Agreement”) and in substantially the form previously filed by the Company with the Securities and Exchange Commission. The restricted shares are subject to forfeiture unless they vest as provided in the Agreement.
As provided in the Agreement, 16,875 of the restricted shares are subject to possible market price vesting through December 1, 2024 as follows: 5,625 of such shares shall vest each time the Company’s stock price per share first averages over a 20 trading day period $110 per share, $125 per share and $150 per share. If any of such vesting events is achieved prior to the first anniversary of the grant date, then such vesting event will be deemed to be the first anniversary of the grant date. Also as provided in the Agreement, 28,125 of the restricted shares are subject to possible vesting in three instalments of 9,375 shares each if the Company achieves targeted operating income results of $25 million, $30 million and $35 million through the Company’s fiscal years ending December 31, 2024, with vesting to occur no earlier than the later of (i) three years following the achievement of such target or (ii) a date occurring in calendar year 2022. Any of the shares that vest pursuant to the Agreement are subject to forfeiture generally if within 3 years thereafter the Company issues a restatement of its audited financial statements. The restricted shares may also vest in connection with a change in control of the company, upon the occurrence of Mr. Wilson’s death or defined disability, or termination of employment by the Company without cause or by Mr. Wilson for good reason. The foregoing description of the terms of the arrangement is a summary only and qualified in its entirety by reference to the full text of the Agreement filed herewith and incorporated by reference herein. Furthermore, the vesting targets included in the Agreement should not under any circumstances be construed for any purpose as an expectation by the Company or its management of its future operating results or potential stock prices.
Forward-Looking Statements
This report may be deemed to contain forward-looking statements regarding Heska's future results. Any such statements are based on current expectations and are subject to a number of risks and uncertainties. Investors should note that there is an inherent risk in using past results, including trends, to predict future outcomes, including financial results and perceived customer behavior. Factors that could affect the business and financial results of Heska generally include, but are not limited to, the following: risks related to reliance on third parties to develop and manufacture products for Heska; risks related to the commercialization of new products; uncertainties related to attempts to expand into international markets, including, but not limited to, uncertainties related to timing, profitability and currency effects; uncertainties related to Heska's ability to measure and predict trends in the veterinary market; uncertainties related to Heska's ability to measure and predict the effectiveness of commercial relationships; uncertainties related to the future impact of recent business development activity; risks related to personnel; litigation risks; risks related to Heska's reliance on third-party suppliers, which is substantial; competition; and the risks set forth in Heska's filings and future filings with the Securities and Exchange Commission, including those set forth in Heska's Quarterly Report on Form 10-Q for the period ended September 30, 2017.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description

99.1	Restricted Stock Grant Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: December 7, 2017	By: /s/ Jason A. Napolitano Jason A. Napolitano Chief Operating Officer, Chief Strategist and Secretary